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                                                                      EXHIBIT 11


                      Consent of Independent Accountants



January 29, 1999


We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (File No. 33-59840) of The Valiant Fund of our report dated October 5, 1998 on our audits of the financial statements and financial highlights of The Valiant Fund (comprising the U.S. Treasury Money Market Portfolio, the U.S. Treasury Income Portfolio, the General Money Market Portfolio and the Tax-Exempt Money Market Portfolio, respectively), which report is included in the Annual Report to Shareholders for the year ended August 31, 1998. We also consent to the references to our Firm under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information relating to The Valiant Fund in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (File No. 33-59840) of The Valiant Fund.



PRICEWATERHOUSECOOPERS LLP

Columbus, Ohio